UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	SandRidge Energy, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Meeting”) on June 3, 2011.

(b)	Stockholders voted on the matters set forth below as follows:

(1)	Voting results for the election of Class II directors were as follows:

Name of Nominee	Number of Votes Cast For	Number of Votes Withheld	Number of Broker Non-votes

Tom L. Ward	253,312,966	8,086,193	92,395,343

Roy T. Oliver	199,900,259	61,498,900	92,395,343

(2)	Voting results for the ratification of the appointment by the Audit Committee of the Board of Directors of the Company of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 were as follows:

For	Against	Abstain	Number of Broker Non-votes

351,642,109	879,209	1,273,187	– –

(3)	Voting results for the approval of an amendment to the SandRidge Energy, Inc. 2009 Incentive Plan were as follows:

For	Against	Abstain	Number of Broker Non-votes

195,715,807	63,395,793	2,287,559	92,395,343

(4)	Voting results for the approval of the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Number of Broker Non-votes

184,053,118	75,934,769	1,411,272	92,395,343

(5)	Voting results to recommend how frequently the vote to approve the compensation of the Company’s named executive officers should occur were as follows:

One Year	Two Years	Three Years	Abstain	Number of Broker Non-votes

118,516,812	1,819,945	140,577,910	484,492	92,395,343

(d)	Based on the results set forth in Item (b)(5) above, the Company’s Board of Directors has determined that advisory votes on executive compensation will be submitted to stockholders on a triennial basis until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur not later than the Company’s Annual Meeting of Stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: June 8, 2011	By:	/s/ Philip T. Warman
Philip T. Warman
Senior Vice President and General Counsel